AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT (the "Agreement"), made this 16th day of September, 2008, by and among CHEVIOT SAVINGS BANK (the "Bank") and THOMAS J. LINNEMAN ("Executive"). Any reference to the "Company" shall mean Cheviot Financial Corp.

                                   WITNESSETH

     WHEREAS, the Executive is currently employed as Chief Executive Officer and President of the Bank pursuant to an employment agreement between the Bank and the Executive (the "Employment Agreement"); and

     WHEREAS, the Bank desires to amend and restate the Employment Agreement in order to make changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the final regulations issued thereunder in April 2007; and

     WHEREAS, the Bank desires to ensure the continued availability of the Executive's services as provided in this Agreement; and

     WHEREAS, the Executive is willing to serve the Bank on the terms and conditions hereinafter set forth and has agreed to such changes; and

     WHEREAS, the Board of Directors of the Bank and the Executive believe it is in the best interests of the Bank to enter into the Agreement in order to reinforce and reward the Executive for his service and dedication to the continued success of the Bank and incorporate the changes required by Section 409A of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

1. Employment. Executive is employed as the President and Chief Executive Officer of the Bank. Executive shall perform all duties and shall have all powers which are commonly incident to the offices of the President and Chief Executive Officer and which, consistent with those offices, are delegated to him by the Board of Directors of the Bank.

2. Location and Facilities. The Executive will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Bank or at such other site or sites customary for such offices.

3.   Term.

     3.1 The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, plus
          (ii) any and all  extensions of the initial term made pursuant to this
          Section 3.  Notwithstanding  the  foregoing  all  changes  intended to

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          comply with Section 409A of the Code shall be retroactively  effective to January 1, 2005; and provided further that no retroactive change shall affect the compensation or benefits previously provided to the Executive.

     3.2 Commencing on the first year anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the Board of Directors of the Bank (the "Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be thirty-six (36) months, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 18 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

4.   Base Compensation.

     4.1 The Bank agrees to pay the Executive during the term of this Agreement a base salary at the rate of $199,680 per year, payable in accordance with customary payroll practices.

     4.2 The Board shall review annually the rate of the Executive's base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

     4.3 In the absence of action by the Board, the Executive shall continue to receive salary at the annual rate specified on the Effective Date or, if another rate has been established under the provisions of this
          Section 4, the rate last properly established by action of the Board under the provisions of this Section 4.

5. Bonuses. In lieu of any bonus normally provided to permanent full-time employees of the Bank, the Bank agrees to provide a bonus program to the Executive which will provide the Executive with the opportunity to earn up to 50% of the Executive's base salary, on an annual basis, the amount of which shall be determined by specific performance standards and a formula agreed to by Executive and the Bank annually. Performance standards shall be measured on a calendar year, and no bonus shall be payable if Executive is not employed on December 31 of the year in question.

6. Benefit Plans. The Executive shall be entitled to participate in such life insurance, medical, dental, 401k, profit-sharing, and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Bank for the benefit of their employees. In addition, during the term of this Agreement, the Bank shall provide the Executive with a supplemental life insurance policy with a death benefit of not less than $200,000.

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7.   Vacation and Leave.

         7.1 The Executive shall be entitled to vacations and other leave in accordance with policy for senior executives, or otherwise as approved by the Board, but, in any event, not less than four (4) weeks vacation annually.

         7.2 In addition to paid vacations and other leave, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and coalitions as the Board in its discretion may determine.

8. Expense Payments and Reimbursements. Executive shall be reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Bank, and all such reimbursements pursuant to this Section 8 shall be paid promptly by the Bank and in any event no later than March 15 of the year immediately following the year in which the expense was incurred.

9.   Loyalty and Confidentiality: Noncompetition.

     9.1 During the term of this Agreement, Executive: (i) shall devote all his time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Bank or any of their subsidiaries or affiliates, unfavorably affect the performance of Executive's duties pursuant to this Agreement, or violate any applicable statute or regulation; and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

     9.2 Nothing contained in this Agreement shall prevent or limit Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive, minority investor, in any business.

     9.3 Executive, agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Bank; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Bank to which he may be exposed during the course of his employment. The Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Bank.

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     9.4  Upon the  termination  of  Executive's  employment  hereunder  for any reason, Executive agrees not to compete with the Bank for a period of two (2) years following such termination in any city, town or county in which the Executive's normal business office is located and the Bank has an office or has filed an application for regulatory approval to establish an office (or within a 60-mile radius of each of such offices), determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of his obligations under this paragraph and agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach
          or  threatened   breach,   including  the  recovery  of  damages  from
          Executive.

10. Termination and Termination Pay. Subject to Section 11 of this Agreement, Executive's employment under this Agreement may be terminated in the following circumstances:

     10.1 Death. Executive's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event Executive's estate shall be entitled to receive the compensation due to the Executive through the last day of the calendar month in which his death occurred.

     10.2 Retirement. This Agreement shall be terminated upon Executive's retirement under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

10.3 Disability.

          10.3.1 The Board or Executive may terminate Executive's employment after having determined Executive has a Disability. For purposes of this Agreement, "Disability" means termination because (i) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (iii) Executive is determined to be totally disabled by the Social Security Administration.

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          10.3.2 In the  event of such  Disability,  Executive's  obligation  to perform services under this Agreement will terminate. The Bank will pay Executive, as Disability pay, pursuant to the long term disability policy then in effect. Disability payments will be made on a monthly basis and will commence on the first day of the month following the effective date of Executive's termination of employment for Disability and end on the earlier of: (A) the date he returns to full-time employment at the Bank in the same capacity as he was employed prior to his termination for
               Disability; (B) his death; or (C) the remaining term of the Agreement (if the Agreement had not been earlier terminated by Executive's Disability). Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to Executive under any other disability programs sponsored by the Bank. In addition, during any period of Executive's Disability, Executive and his dependents shall, to the greatest extent
               possible,   continue  to  be  covered  under  all  benefit  plans
               (including,  without limitation,  non-taxable medical, dental and
               life   insurance   plans)  of  the  Bank,   in  which   Executive
               participated prior to his Disability on the same terms as if Executive were actively employed by the Bank.

10.4 Termination for Cause.

     10.4.1 The Board may, by written notice to the Executive in the form and manner specified in this paragraph, immediately terminate his employment at any time, for "Cause". The Executive shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall include termination because of the Executive's:

          (1)  Personal dishonesty;

          (2)  Incompetence;

          (3)  Willful misconduct;

          (4) Breach of fiduciary duty involving personal profit; Intentional failure to perform duties under this Agreement;

          (5)  Willful  violation  of any law,  rule or  regulation  (other than
               traffic    violations    or   similar    offenses),    or   final
               cease-and-desist order,

          (6)  Material breach by Executive of any provision of this Agreement.

     10.4.2 Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause by the Company and the Bank unless there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths (3/4) of the entire membership of the Board at a meeting of such Board called and held for

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          the purpose (after  reasonable  notice to Executive and an opportunity for Executive to be heard before the Board with counsel), of finding that in the good faith opinion of the Board, Executive was guilty of the conduct described above and specifying the particulars thereof.

10.5 Voluntary  Termination  by  Executive.  In addition to his other  rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least sixty (60) days prior written notice to the Board, in which case Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

10.6 Without Cause or With Good Reason.

     10.6.1 In addition to termination pursuant to Sections 10.1 through 10.5 the Board, may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination "Without Cause") and Executive may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event constituting "Good Reason" as defined below (a termination "With Good Reason").

     10.6.2 Subject to Section 11 of this Agreement, in the event of termination under this Section 10.6, Executive shall be entitled to receive a payment equal to the base salary (determined by reference to the Executive base salary on the termination date) and bonuses (determined by reference to the Executive's average bonus over the three (3) years preceding his termination date or such lesser period as he was employed by the Bank) that would otherwise have been payable over the remaining term of the Agreement. Such amount shall be paid in a single cash lump sum distribution within ten (10) calendar days after such termination. Also, in such event, Executive shall, for the remaining term of the Agreement, be paid in a single cash lump sum distribution within ten (10) calendar days, the present value of the cash equivalent of the amount of benefits the Executive would have received if employed for the remaining term of the Agreement under any retirement programs (whether tax-qualified or nonqualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by Executive, or accrued on his behalf, under such programs during the twelve (12) months preceding his termination), and continue to participate in any benefit plans of the Company and the Bank that provide non-taxable health (including medical and dental), life, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Company and the Bank during such period. In the event that the Company and the Bank are unable to

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          provide  such  coverage  by reason  of  Executive  no longer  being an employee, the Company and the Bank shall provide Executive with a cash lump sum benefit of the value of such coverage, payable within ten
          (10) calendar days following the Executive's termination.

     10.6.3 "Good Reason" shall mean termination by the Executive based on the following:

               (i) (1) a material diminution in the Executive's base salary as in effect as of the Effective Date or as the same may be increased from time to time thereafter, or (2) a material diminution in the Executive's authority, duties or responsibilities as in effect immediately prior to the Change in Control

               (ii) any material breach of this Agreement by the Bank, or

               (iii) any material change in the geographic location at which the Executive must perform his services for the Bank;

               provided, however, that prior to any termination of employment for Good Reason, the Executive must first provide written notice to the Bank within ninety (90) days of the initial existence of the condition, describing the existence of such condition, and the Bank shall thereafter have the right to remedy the condition within thirty (30) days of the date the Bank received the written notice from the Executive. If the Bank remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Bank does not remedy the condition within such thirty (30) day cure period, then the Executive may deliver a notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.

     10.6.4  Notwithstanding  the  foregoing,   termination  Without  Cause  and
          termination With Good Reason shall be construed to require a "Separation from Service" in accordance with Code Section 409A and the Treasury Regulations promulgated thereunder, such that the Bank and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.

11.  Termination in Connection with a Change in Control.

     11.1 For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of:

          11.1.1 such times as any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or

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               indirectly,  of voting securities of the Bank representing 25% or more of the Bank's  outstanding voting securities or the right to
               acquire  such  securities,   except  for  any  voting  securities
               purchased by any employee benefit plan of the Bank;

          11.1.2 such time as individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors constituting the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Bank's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members (or members nominated by the Incumbent Board), shall be, for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board;

          11.1.3 such time as a reorganization, merger, consolidation, or similar transaction occurs or is effectuated as a result of which 60% of shares of the common stock of the resulting entity are owned by persons who were not stockholders of the Bank immediately prior to the consummation of the transaction;

          11.1.4 such time as substantially all of the assets of the Bank are sold or otherwise transferred to another corporation or other entity that is not controlled by the Bank.

               Notwithstanding anything in this Agreement to the contrary, in no event shall (i) the conversion of the Company and the Bank from the mutual holding company form of organization to the full stock form of organization (including without limitation, through the formation of a stockholding company as the part of the Bank),
               (ii) the formation of a mid-tier holding company controlled by the Company as the parent holding company of the Bank, or (iii) the consummation of an additional offering by the Bank (or any mid-tier holding company controlled by the Company) in a transaction which results in the Company continuing to qualify as a mutual holding company, constitute a "Change in Control" for purposes of this Agreement.

     11.2 Termination. If within the period ending two years after a Change in Control, (i) the Company or the Bank shall terminate the Executive's employment Without Cause, or (ii) Executive voluntarily terminates his employment With Good Reason, the Company and the Bank shall, within ten (10) calendar days of the termination of Executive's employment, make a single lump-sum cash payment to him equal to 2.99 times the Executive's average Annual Compensation (as defined herein) over the five (5) most recently completed calendar years ending with the year immediately preceding the effective date of the Change in Control (or such lesser number of completed calendar years as Executive has been employed by the Company and the Bank). In determining Executive's average Annual Compensation, Annual Compensation shall include base salary and any other taxable income, including but not limited to

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          amounts  related to the  granting,  vesting or exercise of  restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit
          sharing,   employee  stock   ownership   plan  and  other   retirement
          contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued (in behalf of Executive of such year). The cash payment made under this Section 11.2 shall be made in lieu of any payment also required under Section 10.6 of this Agreement because of a termination in such period. Executive's rights under Section 10.6 are not otherwise affected by this Section
          11. Also, in such event, the Executive shall, for a thirty-six (36) month period following his termination of employment, be paid in a single cash lump sum distribution within ten (10) calendar days, the present value of the cash equivalent of the amount of benefits the executive would have received if employed for the thirty-six (36)
          months  under  any  retirement  programs  (whether   tax-qualified  or
          nonqualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by Executive or accrued on his behalf under such programs during the twelve (12) months preceding the Change in Control), and continue to participate in any benefit plans of the Company and the Bank that provide non-taxable health (including medical and dental), life, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives during such period. In the event that the Company and the Bank are unable to provide such coverage by reason of Executive no longer being an employee, the Company and the Bank shall provide a cash lump sum benefit of the value of such coverage, payable within ten (10) calendar days following the Executive's termination.

     11.3 The provisions of Sections 11 and Sections 13 through 24, including the defined terms used in such sections, shall continue in effect until the later of the expiration of this Agreement, or two years following a Change in Control.

12.  Indemnification and Liability Insurance.

     12.1 Indemnification. The Company and the Bank agree to indemnify Executive (and his heirs, executors and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations, against any and all expenses and liabilities reasonably incurred by him in connection with, or arising out of, any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company, the Bank or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities). Such expenses and liabilities include, but are not

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          limited to,  judgments,  court costs, and attorneys' fees and the cost of reasonable settlements (such settlements to be approved by the Board) if such action is brought against Executive in his capacity as an Executive or director of the Company and the Bank or any of their subsidiaries. Indemnification for expense shall not extend to matters for which Executive has been terminated for Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 12 shall survive the term of this Agreement by a period of six (6) years.

     12.2 Insurance. During the period in which indemnification of Executive is required under this Section, the Company and the Bank still provide Executive (and his heirs, executors and administrators) with coverage under a directors' and Executives' liability policy at the expense of the Company and the Bank, at least equivalent to such coverage provided to directors and senior executives of the Company and the Bank.

13. Reimbursement of Executive's Expense to Enforce this Agreement. The Company and the Bank shall reimburse the Executive for all out-of-pocket expenses, including, without limitation, reasonable attorneys' fees incurred by the Executive in connection with successful enforcement by the Executive of the obligations of the Company and the Bank to the Executive under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that the Company and the Bank take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by the Company and the Bank following an initial failure of the Company and the Bank to pay such money or take such action promptly after written demand therefor from Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand. In the event Executive is reimbursed for any expenses or fees related to this
     Section 13, such reimbursement shall occur as soon as practicable but no later than two and one-half months after the dispute is settled or resolved in Executive's favor.

14. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 11 of this Agreement, either alone or together with other payments and benefits which the Executive has the right to receive from the Company and the Bank, would constitute a "parachute payment" under Code Section 280G , the payments and benefits pursuant to
     Section 11 shall be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under
     Section 11 being non-deductible to the Company and the Bank pursuant to Code Section 280G and subject to the excise tax imposed under Code Section 4999. The determination of any reduction in the payments and benefits to be made pursuant to Section 11 shall be based upon the opinion of the Company and the Bank's independent public accountants and paid for by the Company and the Bank. In the event that the Company, the Bank and/or the Executive do not agree with the opinion of such counsel, (i) the Company and the Bank shall pay to Executive the maximum amount of payments and benefits pursuant to Section 11, as selected by Executive, which opinion indicates there is a high probability of such payments and benefits being non-deductible to the Company and the Bank and subject to the imposition of the excise tax imposed under Code Section 4999 and (ii) the Company and the Bank may request, and the Executive shall have the right to demand that they request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 11 have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Company and the Bank, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably

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     withheld.  The  Company,  the Bank and  Executive  agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such pilings, together with interest at the applicable federal rate provided for in Code Section 7872(f)(2). Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment other than pursuant to Section 11 hereof, or a reduction in the payments and benefits specified in Section 11 below zero.

15. Injunctive Relief. If there is a breach or threatened breach of Section 9 of this Agreement and the parties agree that there is no adequate remedy at law for such breach, the Company and the Bank shall be entitled to injunctive relief restraining Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company and the Bank under this Agreement

16.  Successors and Assigns.

     16.1 This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company and the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Bank.

     16.2 Since the Company and the Bank are contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company and the Bank.

17. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

18. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company and/or the Bank at their principal business offices and to Executive at his home address as maintained in the records of the Company and the Bank.

19. No Plan Created by this Agreement. Executive, the Company and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, heaving, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

20. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

21. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Ohio shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

22. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

23.  Headings. Headings contained herein are for convenience of reference only.

24. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6.

25. Required Provisions. In the event any of the provisions of this Section 25 are in conflict with the terms of this Agreement, this Section 25 shall prevail.

     25.1 The Bank may terminate Executive's employment at any time, but any termination by the Bank's board of directors, other than termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after termination for Cause as defined in Section 10 hereinabove.

     25.2 If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(l); the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     25.3 If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(c)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or(g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     25.4 If the Bank is in default (as defined m Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1)) all obligations under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     25.5 All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his or her designee) at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS (or his or her designee) at the time the Director of the OTS (or his or her designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     25.6 Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.


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


         Signed as of September 16, 2008.





                                                 CHEVIOT SAVINGS BANK

By: /s/ Edward L. Kleemeier               By: /s/ James E. Williamson
    ------------------------------             -----------------------------
    Director                                   Director


                                                 EXECUTIVE:


                                               /s/ Thomas J. Linneman
                                               --------------------------------
                                               Thomas J. Linneman